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                                                                     Exhibit 3.5

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             DENNY'S HOLDINGS, INC.(1)

                                    ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. - The principal office of Denny's Holdings, Inc. (the "Corporation"), a New York corporation, shall be located at c/o James H. Allyn, Allyn & Fortuna, 200 Madison Avenue, Fifth Floor, New York, New York 10016-3903.

         SECTION 2. OTHER OFFICES. - The corporation may have such other offices and places of business, within or without the State of New York, as shall be determined by the Board of Directors (the "Board of Directors") of the Corporation.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. - Meetings of the shareholders (the "Shareholders") of the Corporation may be held at any place or places, within or without the State of New York, that are determined by the Board of Directors and stated in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. - The annual meeting of Shareholders for the election of directors of the Corporation and the transaction of any other business that may properly come before the meeting shall be held on any date that may be determined by the Board of Directors and stated in the notice of the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. - Notice of the annual meeting shall be given to each of the Shareholders entitled to vote at least ten days, but not more than sixty days, prior to the meeting.

         SECTION 4. SPECIAL MEETINGS. - Special meetings of the Shareholders may be held for any lawful purpose or purposes and may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock of the Corporation then outstanding and entitled to vote.

         SECTION 5. NOTICE OF SPECIAL MEETING. - Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each of the Shareholders entitled to vote thereat at least ten days, but not more than sixty days, prior to the meeting. The notice shall also set forth at whose direction it is being issued.

(1) As of January 7, 1998
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         SECTION 6. QUORUM. - At any meeting of the Shareholders, the presence in person or by proxy of the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except to the extent otherwise provided by law or by the Certificate of Incorporation.

         SECTION 7. VOTING. - At any meeting of the Shareholders, each holder of stock entitled to vote thereat may vote in person or by proxy and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in such holder's name.

         SECTION 8. ADJOURNED MEETING. - Any meeting of Shareholders may be adjourned for a period not in excess of ninety days to a designated time and place by the vote of a majority in interest of the Shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting is required to be given, other than by announcement at the meeting that was originally the subject of a notice, and any business may be transacted at the adjourned meeting that could have been transacted at the meeting as originally called.

         SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. - Any corporate action that may be taken pursuant to the vote of the Shareholders at a meeting may be taken without any such vote or meeting of the Shareholders, provided that all of the Shareholders who would have been entitled to vote upon the action at such a meeting provide a consent in writing to such corporate action being taken.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER. - The number of directors of the Corporation shall be two (2), and each of the directors shall hold office for the term of one year and until the successor of any such director is elected and qualified. Directors are not required to be Shareholders.

         SECTION 2. POWERS. - The Board of Directors may adopt any rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation that it may deem proper, provided that such rules and regulations are not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these Bylaws.

         In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all of the powers of the Corporation and perform any lawful act on behalf of the Corporation that is not required to be exercised or performed by the Shareholders pursuant to statute, the Certificate of Incorporation or these Bylaws.

         SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. - Meetings of the Board of Directors may be held at any place, either within


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or outside the State of New York, provided that a quorum be in attendance.
Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Law of the State of New York, a majority of the directors in office shall constitute a quorum at any meeting of the Board of Directors, and the vote of a majority of a quorum of directors shall constitute the act of the Board of Directors.

         The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of Shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board. The Chairman of the Board of Directors (if any) or the President or Secretary of the Corporation may call, and at the request of any two directors, must call, a special meeting of the Board of Directors, and shall provide at least five days notice, if such notice is delivered by mail, and two days notice, if such notice is delivered personally or by telegraph or cable, to each director.

         Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or such committee consent in writing to the adoption of a resolution that authorizes the action. Any such resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

         SECTION 4. VACANCIES, REMOVAL. - Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies that occur in the membership of the Board of Directors arising from any cause (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the Shareholders.

         Any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the Shareholders holding a majority of the outstanding stock of the Corporation entitled to vote, present in person or by proxy, at any special meeting of the Shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at a special meeting of Shareholders held for such purpose or at a regular or special meeting of the Board of Directors.

         SECTION 5. COMMITTEES. - The Board of Directors, by resolution adopted by the Board of Directors, may designate an Executive Committee or other committee or committees, each consisting of three or more members of the Board of Directors, which shall have any of the powers and authority (to the extent permitted by law) that may be granted to such committee in the resolution.


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                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. EXECUTIVE OFFICERS. - The executive officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Treasurer and a Secretary who shall be elected annually by the Board of Directors and shall hold office during and at the pleasure of the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors. Except for the offices of President and Secretary, any two offices or more may be held by one person. Any vacancy that occurs with respect to any of the officers shall be filled by the Board of Directors. Any officer may be removed at any time by the affirmative vote of a majority (unless the Certificate of Incorporation required a larger vote) of the directors present at a special meeting of the Board of Directors called for such purpose.

         SECTION 2. OTHER OFFICERS. - The Board of Directors may appoint any other officers and agents, and provide such officers and agents with any of the powers and duties that the Board of Directors shall deem appropriate and desirable.

         SECTION 3. THE CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and shall have and perform any other duty that from time to time may be assigned to such Chairman by the Board of Directors.

         SECTION 4. THE PRESIDENT. - The President shall, in the absence or vacancy of a Chairman of the Board, preside at all meetings of the Shareholders and the Board of Directors. During such times that the Board of Directors is not in session, the President shall have general management and control of the business and affairs of the Corporation.

         SECTION 5. THE VICE PRESIDENT. - The Vice President, or if there be more than one, the senior Vice President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President, and each Vice President shall exercise any other power and perform any other duty that shall be prescribed by the Board of Directors.

         SECTION 6. THE TREASURER. - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation, shall receive and give receipts and acquittances for money paid for the account of the Corporation, shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature, upon maturity, shall cause to be maintained books of account for the Corporation and shall cause to be entered regularly in such books of account full and accurate accounts of all moneys received and paid out on account of the Corporation, and shall perform all other duties incident to the office of Treasurer and that may be prescribed by the Board of Directors.

         SECTION 7. THE ASSISTANT TREASURERS. - The Assistant Treasurers, if any, of the Corporation shall, in the absence or disability of the Treasurer, perform the


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duties and exercise the powers of the Treasurer and shall perform any other duty and have any other power that may be delegated to any of them by the Treasurer or that are prescribed by the Board of Directors.

         SECTION 8. THE SECRETARIES. - The Secretary shall keep the minutes of all meetings of the Board of Directors and of the Shareholders, shall cause all required notices to be sent to the Shareholders and directors, shall affix the seal of the Corporation to deeds, contracts and other instruments in writing that require a seal, when duly signed or when so ordered by the Board of Directors, shall maintain the minute and stock books of the Corporation and such other books and documents in accordance with the directions of the Board of Directors, and shall perform all other duties incident to the office of Secretary.

         SECTION 9. THE ASSISTANT SECRETARY. - The Assistant Secretaries, if any, of the Corporation shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform any other duty and have any other power that may be delegated to any of them by the Secretary or that are prescribed by the Board of Directors.

         SECTION 10. COMPENSATION. - The compensation of all officers shall be fixed by the Board of Directors, and any such officer's service as a director of the Corporation shall not preclude the receipt by such officer, of compensation as an officer, or from voting upon any resolution that provides for such compensation.

         SECTION 11. VOTING UPON STOCK. - Unless otherwise ordered by the Board of Directors, the Secretary shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Secretary may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

                                    ARTICLE V

                                  CAPITAL STOCK

         SECTION 1. FORM AND EXECUTION OF CERTIFICATES. - Certificates for stock shall be in any form that satisfies the requirements of the Business Corporation Law of New York and that is adopted as the form of certificate by the Board of Directors. Such certificates shall be numbered and registered in the order issued, shall be signed by the Chairman or a Vice Chairman of the Board (if any) or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant


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Treasurer and may be sealed with the corporate seal or a facsimile thereof. In the event that a certificate is countersigned by a transfer agent or registered by a registrar, the signature of any such officer thereon may be a facsimile thereof.

         SECTION 2. TRANSFER. - Transfer of shares shall be made in the books of the Corporation only upon receipt by the Corporation of a certificate, stock power or other document of transfer that is duly signed by the registered holder in person or by such holder's attorney, duly authorized, and upon surrender of the certificates for such shares assigned in proper form for transfer.

         SECTION 3. LOST OR DESTROYED CERTIFICATES. - In the event that any holder of a certificate representing shares of stock of the Corporation notifies the Corporation of any loss, theft or destruction thereof, the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates.

         SECTION 4. RECORD DATE. - In lieu of closing the books of the Corporation, the Board of Directors may establish a record date for the determination of the Shareholders entitled to receive notice of, or to vote at, any meeting of Shareholders, or to consent to any proposal without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action, provided that such record date shall not be less than ten, nor more than fifty days, prior to any such action.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 1. DIVIDENDS. - The Board of Directors may declare dividends from time to time upon the capital stock of the Corporation from the surplus or net profits available therefor.

         SECTION 2. SEAL. - The Board of Directors shall approve an appropriate corporate seal which shall be maintained by the Secretary and shall be used as authorized by these Bylaws.

         SECTION 3. FISCAL YEAR. - The fiscal year of the Corporation shall be the calendar year.

         SECTION 4. CHECKS, NOTES AND OTHER INSTRUMENTS. - Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed by the Treasurer, or any officer or officers, or agent or agents, of the Corporation and in any manner, that shall be determined by the Board of Directors.


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         The funds of the Corporation shall be deposited in any bank or trust company and checks drawn against such funds shall be signed in any manner that may be determined to be appropriate from time to time by the Board of Directors.

         SECTION 5. NOTICE AND WAIVER OF NOTICE. - Any notice required to be given under these Bylaws may be waived by the person entitled thereto, in writing, or by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

         Personal notice is not required for any notice that is to be provided under these Bylaws, and any notice required under these Bylaws shall be considered to be sufficient if such notice is deposited in a post office or post box in a sealed postpaid wrapper addressed to the person who is entitled to such notice at the address that appears on the books of the Corporation, and any notice that is provided in such manner shall be deemed to have been given on the day of such deposit.

                                   ARTICLE VII

                                   AMENDMENTS

         SECTION 1. BY SHAREHOLDERS. - These Bylaws may be amended at any meeting of the Shareholders by vote of the holders of a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock entitled to vote thereat, present either in person or by proxy, provided that notice of the amendment is included in the notice or waiver of notice of such meeting.

         SECTION 2. BY DIRECTORS. - These Bylaws may be amended by the Board of Directors at any regular or special meeting of the Board of Directors by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board of Directors, provided, however, that any amendments to these Bylaws that are made by the Board of Directors may be altered or repealed by the Shareholders.



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